Exhibit 99.1

FOR IMMEDIATE RELEASE

August 22, 2018

First Busey Corporation and The Banc Ed Corp to Merge

First Busey and Banc Ed Increase Market Presence in the St. Louis MO-IL MSA

CHAMPAIGN, IL and EDWARDSVILLE, IL—First Busey Corporation (“Busey”) (NASDAQ:BUSE), the holding company for Busey Bank, and The Banc Ed Corp. (“Banc Ed”), the holding company for TheBANK of Edwardsville (“TheBANK”), today jointly announced the signing of a definitive agreement pursuant to which Busey will combine Banc Ed through a merger transaction. The partnership will enhance Busey’s existing deposit, commercial banking and wealth management presence in the greater St. Louis MO-IL Metropolitan Statistical Area (MSA).  Through this transaction, Busey’s deposit share ranking improves from #18 to #7 in this MSA.  St. Louis is the largest MSA in Missouri and the 27th largest MSA in North America. The STL MSA includes St. Louis County, the independent City of St. Louis, the Missouri counties of St. Charles, Jefferson, Franklin, Lincoln and Warren, and the Illinois counties of Madison, St. Clair, Clinton, Monroe and Jersey. (Source: SNL Global)

Under the terms of the merger agreement, Banc Ed stockholders will have the right to receive 8.2067 shares of common stock of First Busey and $111.53 in cash for each share of common stock of Banc Ed, with total consideration to consist of approximately 70% stock and 30% cash. Based upon Busey’s closing share price of $31.89 on August 21, 2018, the implied per share purchase price is $373.24 with an aggregate transaction value of approximately $304.9 million.  The transaction is expected to close in Q4 2018 or early Q1 2019, subject to customary closing conditions and required approvals.

It is anticipated that TheBANK will be merged with and into Busey’s bank subsidiary, Busey Bank, at a date following the completion of the holding company merger. At the time of the bank merger, TheBANK banking centers will become branches of Busey Bank. The combined pro forma franchise would serve customers through 71 branches across Illinois, as well as 14 in Missouri, five in Florida and one in Indiana and will have combined assets of $9.6B, $6.4B in gross loans, $7.8B in deposits and over $8.6B in assets under management.

Like Busey, TheBANK was founded in 1868 and operates as a privately held, locally owned and operated commercial bank headquartered in Edwardsville, Illinois. TheBANK currently employs over 360 associates and has 19 branch locations and one loan production office in the St. Louis MO-IL MSA: Alton, Belleville (2), Bethalto, Clayton, Collinsville, Edwardsville (3), Fairmont City, Glen Carbon (2), Granite City (2), Highland, O’Fallon, St. Charles (LPO), Swansea, Troy, and Wood River. The company is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Busey President and Chief Executive Officer Van A. Dukeman said, “Being a strong, local community bank for the communities we serve is important to both Busey and TheBANK.  Combining our like-minded, 150-year organizations together as one will allow us to build upon and further strengthen our shared beliefs, community focus and commitment to service excellence. Further, this business combination supports our strategic intention of increasing market share through partnerships with organizations whom have strong core deposit funding, solid commercial banking and credit practices, and a tradition of serving wealth management clients for generations.”

Mark Shashek, Chairman of Banc Ed’s Board, and R.L. Plummer, Chairman of TheBANK’s Board on behalf of both Boards of Directors said, “The senior leadership of TheBANK and Busey have admired each other’s institutions for decades. Each of us have very talented associates for which we are very grateful. While Banc Ed was not actively seeking a partnership, when Busey CEO Van Dukeman approached us about a possible business combination we listened on behalf of our employees, customers, communities and shareholders. Our admiration of the Busey team and franchise has only grown as we learned more about them during this process; we are confident our fellow stakeholders will agree as they learn more about the many benefits of this partnership.”

TheBANK President and Chief Executive Officer Kevin Powers added, “Thanks to talented employees, both organizations have demonstrated success in providing premiere customer service; building and maintaining strong relationships; and providing countless hours of human, social and financial capital to meet the needs of the communities we serve. We are excited TheBANK customers will continue to experience service excellence through the same bankers they know and trust, while benefitting from expanded access points across Illinois, Missouri, Indiana and SW Florida.”

Both companies support and value an engaged and empowered workforce, and are committed to building a premier, service-oriented, community brand experience.  Busey has been named among American Banker’s Best Banks to Work For since 2016; voted as one of the Best Places to Work in Illinois by associates since 2016; recognized as one of the 2018 Top Workplaces in St. Louis; among the Best Companies to Work For in Florida; as well as listed among the 2018 Best-In-State Banks for Illinois—a first ever recognition by Forbes—in addition to various wellness, training and development, philanthropic and other workplace awards.

Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and FIG Partners served as financial advisor to Busey. Howard & Howard served as legal counsel and Sandler O’Neill + Partners, L.P. served as financial advisor to Banc Ed.

Corporate Profile

As of June 30, 2018, First Busey Corporation (NASDAQ: BUSE) was a $7.8 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, the wholly-owned bank subsidiary, with total assets of $7.8 billion as of June 30, 2018, is headquartered in Champaign, Illinois and has forty-four banking centers serving Illinois, thirteen banking centers in the St. Louis, Missouri metropolitan area, five banking centers serving southwest Florida and a banking center in Indianapolis, Indiana.

Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida. The wealth management professionals of Trevett Capital Partners can be reached through trevettcapitalpartners.com.

Busey Bank was named among Forbes’ 2018 Best-In-State Banks—one of five in Illinois and 124 from across the country, equaling 2.2% of all banks, recognized solely by customers. Best-In-State Banks are awarded for exceptional customer experiences as determined by a survey sample of 25,000+ people across the U.S. who rated banks on trust, terms and conditions, branch services, digital services and financial advice.

Busey Bank owns a retail payment processing subsidiary, FirsTech, Inc., which processes approximately 28 million transactions per year using online bill payment, lockbox processing and walk-in payments at its 4,000 agent locations in 43 states. More information about FirsTech, Inc. can be found at firstechpayments.com.

Busey Wealth Management is a wholly-owned subsidiary of First Busey Corporation. Through Busey Trust Company, Busey Wealth Management provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of June 30, 2018, Busey Wealth Management’s assets under care were approximately $7.0 billion.

For more information about us, visit busey.com.

About The Banc Ed Corp.

The Banc Ed Corp. is the holding company for TheBANK of Edwardsville, a privately held, locally owned and operated bank established January 1, 1968 — currently with over 360 associates, 19 branch locations and one loan production office in the St. Louis MO-IL MSA. TheBANK of Edwardsville is dedicated to building strong communities for generations by being actively involved in the communities it serves.

CONTACTS:

Robin Elliott, CFO	Amy Randolph, EVP & Chief of Staff
First Busey Corporation	First Busey Corporation
(217) 365-4500	(217) 365-4500
robin.elliott@busey.com	amy.randolph@busey.com

Special Note Concerning Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey Corporation (“First Busey”) and The Banc Ed Corp. (“Banc Ed”).  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey’s and Banc Ed’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor Banc Ed undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and Banc Ed to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between First Busey and Banc Ed will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Banc Ed with those of First Busey will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required shareholder approval; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, state, national and international economy (including the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ix) changes in state and federal laws, regulations and governmental policies concerning First Busey’s and Banc Ed’s general business; (x) changes in interest rates and prepayment rates of First Busey’s and Banc Ed’s assets; (xi) increased competition in the financial services sector and the inability to attract new customers; (xii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xiii) the loss of key executives or employees; (xiv) changes in consumer spending; (xv) unexpected results of acquisitions, including the acquisition of Banc Ed; (xvi) unexpected outcomes of existing or new litigation involving First Busey or Banc Ed; (xvii) the economic impact of any future terrorist threats or attacks; (xviii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and (xix) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning First Busey and its business, including additional factors that could materially affect First Busey’s financial results, are included in First Busey’s filings with the Securities and Exchange Commission (“SEC”).

Additional Information

First Busey will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Banc Ed that also constitutes a prospectus of First Busey, which will be sent to the shareholders of Banc Ed. Banc Ed’s shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about First Busey, Banc Ed and the proposed transaction. When filed, this document and other documents relating to the merger filed by First Busey and Banc Ed can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey’s website at www.busey.com under the tab “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4556, or from Banc Ed, upon written request to The Banc Ed Corp., Attn: R.L. Plummer, Chairman of TheBANK, or by calling (618) 781-1922.

Participants in this Transaction

First Busey, Banc Ed and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about First Busey’s participants may be found in the definitive proxy statement of First Busey relating to its 2018 Annual Meeting of Stockholders filed with the SEC on April 12, 2018. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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